           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

               Filed by the Registrant /x/
               Filed by a Party other than the Registrant / /

               Check the appropriate box:

               / / Preliminary Proxy Statement
               /x/ Definitive Proxy Statement
               / / Definitive Additional Materials
               / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 JUDGE.COM, INC.
                        (formerly The Judge Group, Inc.)
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/           No fee required per Exchange Act Rule 14a-6(i)(2)
/ /           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
               0-11.

              1) Title of each class of securities to which transaction applies:

              2) Aggregate number of securities to which transaction applies:

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

              4) Proposed maximum aggregate value of transaction:

              5) Total fee paid:

/ /           Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1) Amount Previously Paid:

              2) Form, Schedule or Registration Statement No.:

              3) Filing Party:

              4) Date Filed:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 JUDGE.COM, INC.
                        (formerly THE JUDGE GROUP, INC.)
                            Two Bala Plaza, Suite 400
                         Bala Cynwyd, Pennsylvania 19004

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held

                                  June 15, 2000


                                                                 April 28, 2000


To our Shareholders:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Judge.com, Inc., which will be held at 10:00 a.m. on Thursday, June 15, 2000, at the Adam's Mark, City Avenue and Monument Road, Philadelphia, Pennsylvania, for the following purposes:

     1.  To elect the Board of Directors;

     2. To ratify the appointment of Rudolph Palitz LLC as the Company's independent accountants for the 2000 fiscal year; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 17, 2000 as the record date for the determination of the shareholders of record entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Company's Annual Report for 1999 is enclosed for your review.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2000 ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY OR PROXIES IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

                                             By Order of the Board of Directors,

                                             KATHARINE A. WIERCINSKI
                                             Secretary

                                 JUDGE.com, Inc.
                        (formerly The Judge Group, Inc.)
                            Two Bala Plaza, Suite 400
                         Bala Cynwyd, Pennsylvania 19004
                         -------------------------------

                                 PROXY STATEMENT
                                 ---------------

This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of JUDGE.com, Inc., a Pennsylvania corporation (the "Company"), for use at our 2000 Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m. on Thursday, June 15, 2000, and at any postponements or adjournments thereof. The Meeting will be held at the Adam's Mark, City Avenue and Monument Road, Philadelphia, Pennsylvania. This proxy statement and the accompanying forms of proxy are first being mailed to our shareholders on or about May 15, 2000.

Your proxy, when properly executed, will be voted according to the specific instructions indicated on the proxy card. Unless you give different instructions, your proxy will be voted FOR the election of the nominees for director named in this proxy statement, and FOR the ratification of Rudolph, Palitz LLC as the Company's independent accountants for 2000. To the extent allowed by the rules of the Securities and Exchange Commission, your proxy will be voted according to the best judgment of the persons voting the proxies as to any other business which properly comes before the Meeting.

By signing and returning the accompanying proxy, you will not affect your right to attend the Meeting or vote in person at the Meeting. You may revoke your proxy at any time before it is voted by filing with the Secretary of the Company an instrument revoking it, by presenting a duly executed proxy bearing a later date or by attending the Meeting and giving notice of such revocation. Your mere attendance at the Meeting will not, however, revoke your proxy. Only shareholders of record at the close of business on April 17, 2000, the record date for the Meeting (the "Record Date"), will be entitled to vote at the Meeting.

The cost of this proxy statement will be paid by the Company. Additional solicitation by mail, telephone, telecopy or by personal solicitation may be conducted by directors, officers and employees of the Company, for which they will receive no additional compensation. Brokerage houses, fiduciaries and other nominees holding common shares of the Company as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

 QUORUM, OUTSTANDING SHARES, VOTING RIGHTS AND SHAREHOLDINGS OF CERTAIN PERSONS

Outstanding Shares and Voting Rights

The Company has one class of outstanding capital stock, common shares, par value $.01 per share (the "Common Shares"). You and each of your fellow shareholders are entitled to cast one vote for each Common Share held on the Record Date. A majority of the Common Shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum for doing business at the Meeting. In determining whether a quorum exists, Common Shares will be treated as being present at the Meeting if the holders of such shares are present in person or are represented by valid proxies, whether the proxy cards granting such proxies are marked as casting a vote or abstaining or are left blank. Broker non-votes are also counted as present for purposes of determining whether a quorum exists.

In the election of directors, assuming a quorum is present, the five nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the votes cast at the Meeting is required for the approval of Proposal 2 and any other matter to come before the Meeting. In determining the number of votes cast, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not be treated as votes cast. Shareholders do not have cumulative voting rights.

On March 15, 2000 there were 13,940,651 Common Shares outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2000, the beneficial ownership of our Common Shares by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of our shares; (ii) each director and nominee for director of the Company; (iii) each of the Company's executive officers named in the Summary Compensation Table (the "Named Officers"); and (iv) all directors and executive officers of the Company as a group. This information is based upon public filings, and, in the case of the Company's officers and directors, information provided by them to the Company. Unless otherwise indicated, shares are held by the person listed. Common Shares which the individual has the right to acquire, upon exercise of presently exercisable options and in certain other circumstances, are also considered to be beneficially owned by the individual. Unless otherwise indicated, the address of each person listed in this table is c/o JUDGE.com, Inc., Two Bala Plaza, Suite 400, Bala Cynwyd, Pennsylvania 19004.

                                                                                            Common Stock
                                                                         ---------------------------------------------------
           Name                                                             Number of Shares(1)     Percentage Outstanding
           ------------------------------------------------------------- ------------------------- -------------------------
           Martin E. Judge, Jr.                                                     6,091,889 (2)          43.35 %

           Michael A. Dunn                                                          1,893,566 (3)          13.54 %

           Benson Associates, LLC
           111 S.W. Fifth Avenue, Suite 2130
           Portland, Oregon  97204                                                    802,500 (4)           5.76 %

           Richard T. Furlano                                                         169,550 (5)           1.21%

           Randolph J. Angermann                                                       42,627 (6)             *

           James C. Hahn                                                               23,627 (7)             *

           Robert G. Alessandrini                                                      20,500 (8)             *

           All directors and executive officers as a group (8 persons)              8,341,203 (9)          58.42 %

*Less than one percent.

       (1) Except as otherwise indicated, the beneficial ownership of Common Shares reflected in this proxy statement is based upon sole voting and dispositive power with respect to such shares. Further, for the purposes of computing beneficial ownership and the percent of Common Shares owned by an individual, Common Shares which the individual has the right, upon exercise of options and in certain other circumstances, to acquire within 60 days, are deemed to be outstanding and beneficially owned by the individual.

       (2) Includes 659,419 shares held by Takema, Ltd., LP, a Delaware limited partnership ("Takema") of which Mr. Judge is the General Partner, and 112,500 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

       (3) Includes 376,248 shares held by the Michael A. Dunn Descendants' Trust, over which Mr. Dunn has sole dispositive power, and 44,500 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

       (4) Consists of 802,500 Common Shares over which Benson Associates, LLC has sole voting and dispositive power.

       (5) Includes 100,750 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

       (6) Includes 13,333 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

       (7) Includes 13,333 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

       (8) Includes 7,500 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

       (9) Includes 338,110 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's Common Shares and certain other persons to file with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Shares and certain other securities of the Company. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Under SEC rules, certain forms of indirect ownership and ownership of Common Shares by certain family members are covered by these reporting rules. As a matter of practice, the Company's administrative staff assists the Company's executive officers and directors in preparing and filing these reports.

Based on the Company's review of the copies of reports received by it, and written representations, if any, received from those persons required to file these reports, the Company believes that all such filings required under Section 16(a) during 1999 were made on a timely basis.

                        PROPOSAL 1. ELECTION OF DIRECTORS

The entire Board of Directors (the "Board"), comprised of five directors, will be elected at the Meeting. All directors are elected annually and will hold office until the next annual meeting of shareholders and until the election and qualification of their successors. The following persons have been nominated by the Board to serve as directors until the 2001 Annual Meeting of Shareholders, or until a successor is elected and has duly qualified:

                   Randolph J. Angermann        Michael A. Dunn
                   Richard T. Furlano           James C. Hahn
                   Martin E. Judge, Jr.

Unless contrary instructions are given, your proxy will be voted FOR the election of the nominees set forth above. Each nominee has consented to being named in this proxy statement and to serve, if elected. If any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, the Board may designate another nominee. In this event, the persons named in your proxy will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment. The five nominees receiving the highest number of votes cast at the Meeting will be elected directors. For such purposes, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

Certain Information With Respect to Nominees and Executive Officers

The following table sets forth, as of March 31, 2000, certain information with respect to the nominees for election as a director and also for each executive officer of the Company who is not a nominee for election as a director:

   Director/Officer Name      Age    Since                             Principal Occupation and Experience
   ---------------------      ---    -----                             -----------------------------------
Martin E. Judge, Jr.           56     1970   Director. Founder; Chief Executive Officer and Chairman of the Board since 1970.

Michael A. Dunn                52     1995   Director. Executive Vice President of the Company. President of the Company's Permanent
                                             Placement business since 1990. Mr. Dunn joined the Company in 1973.

Richard T. Furlano             50     1996   Director. President of the Company's Contract Placement business since April 1992.
                                             Mr. Furlano is the brother-in-law of Mr. Judge.

Randolph J. Angermann          49     1997   Director. Since February 1994, Mr. Angermann has been the President of Four Seasons
                                             Properties Inc., a real estate investment firm.

James C. Hahn                  57     1997   Director. Since January 1996, Mr. Hahn has served as President and Chief Executive
                                             Officer of AutoImage ID, Inc. ("AutoImage"), a company that designs and manufactures real time recognition systems using automatic data collection applications. He is also a director of AutoImage. From July 1991 to January 1994, Mr. Hahn was the Vice
                                             President of Product Marketing for Gandalf Technologies, a publicly held multi-national
                                             Canadian company that manufactures, sells and services data communication products used for computer-to-computer communications.

Robert G. Alessandrini         31     1998   Appointed the Chief Financial Officer of the Company in September 1999. Mr.
                                             Alessandrini joined the Company in 1998 as Director of Budgeting and Financial
                                             Controls. From 1996 to 1998, Mr. Alessandrini was an international equity analyst at the DuPont Pension Fund where he was also project manager. From 1990 to 1996, he was a financial analyst at the Vanguard Group of Investment Companies where he was responsible for budgeting, financial modeling, investment accounting, cash management, project management and banking relations. In September of 1999 he was awarded the
                                             Chartered Financial Analyst designation by The Board of Governors of the Association for Investment Management and Research. Mr. Alessandrini received his Bachelor of
                                             Science in Accounting and MBA in International Finance degrees from Villanova
                                             University.

John M. Work                   56     1996   Appointed Chief Accounting Officer of the Company in May 1999. Mr. Work has served as
                                             Director of Financial Reporting for the Company since October 1996. Prior to joining the Company Mr. Work was a self-employed consultant from November 1994 to October 1996, including consulting to the Company in the period July 1996 through September 1996 in preparation of the filing of the Company's Form S-1 for its initial public offering.
                                             From July 1988 to November 1994 Mr. Work was Chief Operating Officer, Executive
                                             Vice-President and Treasurer of ExecuFirst Bancorp, Inc. a publicly owned bank holding company, where he was responsible for the financial, operations and administrative functions. Mr. Work is a graduate of the Stonier Graduate School of Banking, and is currently enrolled in studies at Rosemont College.

Katharine A. Wiercinski        39     1981   Vice President of Human Resources for the Company and each of its subsidiaries since
                                             1990 and as Secretary of the Company since 1990. Ms. Wiercinski has also held various administrative and managerial positions since joining the Company in 1981.

The Board of Directors and its Committees

The Board held four meetings during the year ended December 31, 1999, each of which was attended by all of the members of the Board. The Board has three standing committees: the Stock Option Committee, the Compensation Committee and the Audit Committee. The Board does not have a standing nominating committee. The functions of a nominating committee are carried on by the Board as a whole.

The Compensation Committee. The Compensation Committee is comprised of Messrs. Angermann and Hahn. This committee reviews categories of compensation levels of the Company's employees and determines guidelines for future compensation, including incentive compensation. This committee held one meeting during 1999, which was attended by both of its members.

The Stock Option Committee. The Stock Option Committee is comprised of Messrs. Angermann and Hahn. This committee is authorized to grant options to officers and key employees of the Company pursuant to the Company's 1996 Incentive Stock Option Plan (the "Stock Option Plan"). This committee held four meetings during 1999, each of which was attended by both of its members.

The Audit Committee. The Audit Committee is comprised of Messrs. Judge, Angermann and Hahn. The primary responsibilities of this committee are to recommend annually the independent public accountants for appointment by the Board as auditors for the Company, review the scope of the audit made by the accountants, review the audit reports submitted by the accountants, conduct such other reviews as the committee deems appropriate and make reports and recommendations to the Board within the scope of its functions. This committee held no meetings during 1999, as its responsibilities were carried out by the Board as a whole.

Directors' Compensation

In 1999, the Company's directors, and the directors of each of the Company's subsidiaries, did not receive any cash compensation for their services as directors. In 1999, each non-employee director received options to purchase 10,000 common shares as non-discretionary grants, such option grants vesting in three equal increments annually, made under the Company's Stock Option Plan.

Under the Company's Stock Option Plan, each person elected as a director, other than employees or officers of the Company (each, a "Non-Employee Director"), will receive a grant of a Non-Qualified Stock Option (a "NQSO") to purchase 10,000 Common Shares on the first business day immediately following the date he or she is first elected a director. In addition, under the Company's Stock Option Plan, on the first business day immediately following each of the dates on which an incumbent Non-Employee Director is re-elected, he or she will receive an additional grant of an NQSO to purchase 10,000 additional Common Shares. The grant of NQSOs to Non-Employee Directors under the Stock Option Plan is automatic and neither the Stock Option Committee nor the Board have any discretionary authority with respect to such grants.

                     PROPOSAL 2. RATIFICATION OF ACCOUNTANTS

In the absence of instructions to the contrary, your proxy will be voted in favor of the reappointment of Rudolph, Palitz LLC as independent accountants of the Company to serve until the next Annual Meeting of Shareholders. The election of independent accountants by the shareholders is not required by law or by the Company's By-Laws; however, the Company has decided to submit this matter to the shareholders and believes that it is good practice to do so. A majority of the votes cast in favor of the election of Rudolph, Palitz, LLC is necessary to approve this matter. For such purposes, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in favor of the election. If a majority of the votes cast on this matter are not cast in favor of the election of Rudolph, Palitz LLC, the Company will appoint other independent accountants as soon as is practical and before the close of 2000.

A representative of Rudolph, Palitz LLC is expected to be present at the Meeting to make a statement if desired and will be available to respond to any appropriate questions.

                             EXECUTIVE COMPENSATION

The following tables set forth certain information concerning the annual and long-term compensation paid or accrued for the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 for services rendered to the Company and its subsidiaries during fiscal 1999.

                                                     Summary Compensation Table

         Name                Principal Position       Year       Salary        Bonus        Other      # Shares      All Other
         ----                ------------------       ----       ------        -----        ------     ---------     ---------
                                                                                           Annual      Underlying  Compensation (2)
                                                                                           -------     ----------- ----------------
                                                                                       Compensation(1)   Options
                                                                                       ---------------  ---------
Martin E. Judge, Jr.     Chief Executive Officer,     1999       $ 500,000     $ --          $ 13,884     100,000    $ 105,288 (3)
                         President, and Chairman      1998       $ 288,393     $ --          $ --         100,000    $ 105,288 (4)
                         of the Board of Directors    1997       $ 494,782     $ --          $ 18,450      50,000    $  97,961 (5)

Michael A. Dunn          President of Permanent       1999       $ 225,061     $ --          $ 11,217      20,000     $ 28,763 (6)
                         Placement business           1998       $ 239,648     $ --          $ 10,900      40,000     $ 28,763 (7)
                                                      1997       $ 261,525     $ --          $ 10,900      26,000     $ 30,447 (8)

Richard T. Furlano       President of Contract        1999       $ 277,500     $ 28,750      $  9,366      85,000     $ --
                         Placement business           1998       $ 287,307     $ 17,500      $ --          75,000     $ --
                                                      1997       $ 304,025     $ 17,500      $ --          41,000     $ --

Robert Alessandrini      Chief Financial Officer      1999       $  89,181     $  --         $  3,750      60,000     $ --

(1)  Unless otherwise noted, all amounts are for a company provided car.

(2) The Company has omitted in the Summary Compensation Table information concerning the value of perquisites and other personal benefits which, in the aggregate, do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Officers.

(3) Represents life insurance premiums paid by the Company (recoverable by the Company upon policy cancellation or payment of death benefits).

(4) Represents life insurance premiums paid by the Company (recoverable by the Company upon policy cancellation or payment of death benefits).

(5) Represents life insurance premiums paid by the Company (recoverable by the Company upon policy cancellation or payment of death benefits).

(6) Represents life insurance premiums paid by the Company (recoverable by the Company upon policy cancellation or payment of death benefits).

(7) Represents life insurance premiums paid by the Company (recoverable by the Company upon policy cancellation or payment of death benefits).

(8) Represents life insurance premiums paid by the Company (recoverable by the Company upon policy cancellation or payment of death benefits).

                        Option Grants in Last Fiscal Year

                                                                                          Potential Realizable Value at Assumed
                                                                                                Annual Rates of Stock Price
                                         Individual Grants                                    Appreciation for Option Term(5)
                           -------------------------------------------------------------- --------------------------------------
                           Number of
                           Securities      % of Total
                           Underlying  Options Granted      Exercise
                            Options      to Employees in     Price        Expiration
                            Granted      Fiscal Year(1)    Per Share         Date               5%               10%
  --------------------------------------------------------------------------------------------------------------------------
  Martin E. Judge, Jr.      100,000          9.44 %         $ 1.650     04/27/2004 (2)       $ 45,586         $100,734
  Michael A. Dunn            20,000          1.89 %         $ 1.650     04/27/2004 (2)       $  9,117         $ 20,147
  Richard T. Furlano         20,000          1.89 %         $ 1.938     01/11/2009 (3)       $ 24,376         $ 61,773
                             50,000          4.72 %         $ 1.500     04/27/2009 (3)       $ 47,167         $119,531
                             15,000          1.42 %         $ 1.250     07/01/2009 (4)       $ 11,792         $ 29,883
  Robert G. Alessandrini     25,000          2.36 %         $ 1.500     04/27/2009 (3)       $ 23,584         $ 59,765
                             35,000          3.30 %         $ 1.250     08/13/2009 (3)       $ 27,514         $ 69,726
  ==========================================================================================================================

(1) The Company granted a total of 1,059,444 options during fiscal 1999 (including 20,000 options granted to Non-Employee Directors).

(2) The options become exercisable in equal annual installments over a four-year period and have a term of five years.

(3) The options become exercisable in equal annual installments over a four-year period and have a term of ten years.

(4) The options become fully exercisable 6 months from grant date and have a term of ten years.

(5) In accordance with SEC rules, these columns show gains that might exist for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. If the share price does not increase above the exercise price at the time of exercise, realized value to the Named Executives from these options will be zero.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values


                                                                                                    Value of Unexercised
                                               Number of Unexercised Options                      In-the Money Options at
                                                  at Fiscal Year-End (1)                            Fiscal Year-End(2)
                                                  ----------------------                            ------------------

Name                                         Exercisable             Unexercisable            Exercisable             Unexercisable
------------------------------------- ----------------------- ------------------------ ----------------------- ---------------------
Martin E. Judge, Jr.                           62,500                 187,500                   $ --                    $ --

Michael A. Dunn                                23,000                  63,000                   $ --                    $ --

Richard T. Furlano                             54,500                 146,500                   $ --                 $ 2,820.00

Robert G. Alessandrini                          1,250                  63,750                   $ --                 $ 6,580.00
===================================== ======================= ======================== ======================= =====================

(1) None of the named officers exercised any options in 1999.

(2) Calculated on the basis of the fair market value of the underlying securities at fiscal year end minus the exercise price. The closing price of the Company's Common Shares on December 31, 1999 was $1.438 per share.

Performance Graph

The graph set forth below compares the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of the NASDAQ National Market Composite-Index and of a peer group selected by the Company for the period beginning February 14, 1997, the date trading first began in the Company's Common Shares on the NASDAQ National Market following the Company's Initial Public Offering, and ending December 31, 1999, assuming the original investment in the relevant stock or index was $100 at February 14, 1997 and that all dividends were reinvested. The peer companies were selected by the Company on the basis of their involvement in the employment staffing industry. The peer group is composed of Hall Kinion & Associates, Inc., Alternative Resources Corp., TSR, Inc., Metro Information Services, Inc., and RCM Technologies, Inc. The information with respect to Hall Kinion & Associates, Inc. is provided as of August 5, 1997, the date of its initial public offering. The closing market price of the Company's Common Shares as of December 31, 1999 was $1.438 per share.

                                [GRAPHIC CHART]


















==================================== ===================== ====================== ===================== =====================
                                      February 14, 1997      December 31, 1997     December 31, 1998     December 31, 1999
------------------------------------ --------------------- ---------------------- --------------------- ---------------------
JUDGE.com, Inc.                            $ 100.00               $ 65.00               $  29.17              $  19.17
------------------------------------ --------------------- ---------------------- --------------------- ---------------------
Peer Group Index                           $ 100.00               $156.70               $ 138.97              $ 114.76
------------------------------------ --------------------- ---------------------- --------------------- ---------------------
NASDAQ National Market Composite           $ 100.00               $115.55               $ 162.04              $ 301.19
         Index
==================================== ===================== ====================== ===================== =====================

Employment Agreements

During fiscal 1999, the Company did not have employment agreements with any Named Officers (each of whom serves at the pleasure of the Board), other than its Chief Financial Officer, Robert G. Alessandrini, as described below. The Company does, however, require that each Named Officer and all other key employees execute confidentiality and one-year post-termination non-competition agreements.

Chief Financial Officer, Robert G. Alessandrini and the Company entered into an employment agreement for an initial term ending January 1, 2001 and continuing thereafter from year to year until earlier terminated by either party pursuant to its terms. The agreement provides for an initial annual base salary of $125,000 (subject to periodic review and possible annual increase by the Board), plus an annual incentive bonus granted in accordance with the Company's policies as administered by the Compensation Committee. The agreement also entitles Mr. Alessandrini to receive annual stock option grants under certain circumstances, provided such grants are approved by the Board. The agreement further entitles him to, among other things, four weeks paid vacation, a car allowance and the right to participate in the Company's benefit plans and programs for executives.

In the event of termination of his employment with the Company, Mr. Alessandrini's entitlement to severance compensation and benefits varies depending upon the circumstances and timing of such termination. If his employment was terminated by the Company without cause, he would be entitled to continuation of his pay for the remainder of the agreement's term and all stock options granted to him would immediately vest. Should there be a change in control of the Company (as defined in the agreement) and a termination or constructive termination (as defined in the agreement) of his employment thereafter, his entitlement to severance compensation and benefits under the agreement would be (i) a lump sum payment equal to one (1) times his annual base salary; (ii) immediate vesting of all stock options; and (iii) continuation of his benefits for the lesser of one (1) year or such time as he receives benefits from another employer. If Mr. Alessandrini terminates his employment upon a change in control, he is entitled only to lump sum payment equal to six (6) months base compensation. If Mr. Alessandrini's employment is terminated by his death or disability or by the Company for cause, the Company would not be obligated to make any further payments to him (other than amounts already accrued thereunder). The agreement also contains a confidentiality and an 18 month non-competition and non-solicitation provision.

Compensation Committee Interlocks and Insider Participation

Effective April 1997, Messrs. Angermann and Hahn were elected as members of the Compensation Committee and served as such at all times during fiscal 1999. There were no interlocks between the Company's officers and directors and the compensation committee of any other company or entity.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

The Compensation Committee reviews and approves salaries and other matters relating to compensation of the Company's executive officers, including incentives and other forms of compensation and benefits. The Compensation Committee of the Board has prepared the following report addressing the Company's executive compensation policies for the fiscal year ended December 31, 1999 for inclusion in this Proxy Statement.

Compensation Policies

Historically, the Company's compensation package has consisted of base salary, bonuses and equity incentives in the form of stock options. In light of the Company's need to secure, retain and motivate management employees of high caliber who possess skills useful to the development and growth of the Company, the Compensation Committee has established the following principles in awarding compensation:

     o Executive and management compensation should be based in part on the Company's performance. Stock options and cash incentive performance bonuses should be used to motivate executives and management to achieve the Company's long-term goals and objectives.

     o Equity ownership by employees, including executive officers, serves to align the interests of employees with the interests of shareholders by providing employees with incentives to build shareholder values.

     o Salaries for each executive officer should be set with reference to the range of salaries for similar positions in comparable companies in the Company's industry [as reported in compensation survey information obtained annually by the Company from compensation consulting firms].

Base and Cash Incentive Performance Bonus Compensation

The base compensation paid to the Company's executive officers is influenced significantly by the need to attract and retain management employees with high levels of expertise.

In the opinion of the Compensation Committee, based upon a survey conducted in 1999 by the Company of companies with a similar market capitalization as the Company and other information available to the Compensation Committee on competitive salaries, the base compensation paid to the Company's executive officers and managers falls within the range of salaries for similar positions in comparable employment staffing companies.

The Company's bonus plan (the "Bonus Plan") was established in 1997 to award cash incentive performance bonuses to management employees. Under the Bonus Plan, cash incentive bonuses are awarded to management employees, including executive officers, based upon a formula consisting of the accomplishment of certain Company and individual performance goals, which include meeting revenue, revenue growth rate and operating income targets related to the business operations for which they are responsible. Mr. Furlano received a bonus in 1999 because the business segment for which he was responsible met or exceeded performance levels required for the bonus.

Equity Incentives

Historically, the Company has included stock options as part of its compensation policy. The Company believes that the granting of stock options encourages its executive officers and other key employees to achieve long-term goals and objectives that are consistent with results that benefit the Company's shareholders. The Company also believes that the grant of opportunities for an equity stake in the Company is important in attracting and retaining key employees. As a result, in 1999, the Company granted options under the Stock Option Plan to executive officers, senior managers and other key employees, to purchase a total of 1,059,444 of the Company's Common Shares. The Company intends in 2000 and in the future to make additional grants to key employees and non-employee directors under the Stock Option Plan, as amended.

Chief Executive Officer Compensation

The Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers. The salary received by the Chief Executive Officer in 1999 was based on the compensation policies discussed above. The Chief Executive Officer's salary returned to his 1997 salary basis in 1999 after a voluntary pay cut taken for the last five months of 1998 which cut was made to meet the needs of short term financial issues.

                           THE COMPENSATION COMMITTEE
                              Randolph J. Angermann
                                  James C. Hahn

--------------------------------------------------------------------------------

                           ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO THE ATTENTION OF THE SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL ADDRESS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K OF THE COMPANY FOR FISCAL 1999.

                              SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for inclusion in next year's proxy statement must forward such proposal to the Secretary of the Company, at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than January 19, 2001. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in the Company's proxy statement.

For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2001 Annual Meeting of Shareholders, such proposal must be submitted to the Company in accordance with the Company's By-Laws, which provide, among other things, that it must be received by the Company not less than 70 nor more than 90 days prior to June 15, 2001. For the Company's 2001 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than March 16, 2001 and no later than April 6, 2001. The shareholder's submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder's ownership of Common Shares. Proposals or nominations not meeting these requirements will not be entertained at the 2001 Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder. Shareholders should contact the Secretary of the Company in writing at the address listed on the first page of the Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions.

                                  OTHER MATTERS

The Board knows of no matters to be presented for action at the Meeting, other than those set forth in the attached Notice. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

                                             By Order of the Board of Directors,

                                             KATHARINE A. WIERCINSKI
                                             Secretary

PROXY
                                 JUDGE.COM, INC.
                            TWO BALA PLAZA, SUITE 400
                         BALA CYNWYD, PENNSYLVANIA 19004
            ANNUAL MEETING OF SHAREHOLDERS -- THURSDAY, JUNE 15, 2000
    10:00 A.M. -- ADAM'S MARK, CITY AVENUE & MONUMENT ROAD, PHILADELPHIA, PA
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Martin E. Judge, Jr. and Richard Furlano as proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of JUDGE.com, Inc. held of record by the undersigned on April 17, 2000 at the Annual Meeting of Shareholders to be held on Thursday, June 15, 2000 or at any adjournment thereof.

1. ELECTION OF DIRECTORS
 / / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for all nominees listed below:

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                Randolph J. Angermann   James C. Hahn       Richard T. Furlano
                Michael A. Dunn         Martin E. Judge, Jr.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF RUDOLPH, PALITZ LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.
                       / / FOR  / / AGAINST  / / ABSTAIN

                  (continued and to be signed on reverse side)

(Continued from other side)
3. In their discretion, the proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR PROPOSAL 2; AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


                                Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                Date
                                    --------------------------------------------

                                Signature
                                         ---------------------------------------

                                Signature, if held jointly
                                                          ----------------------


  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                    ENVELOPE.